EXHIBIT 99.2

Certification of Chief Financial Officer of Spectrum Laboratories, Inc.

In connection with the quarterly report of Spectrum Laboratories, Inc. and its subsidiaries, SLI Acquisition Corp., Spectrum Europe B.V. and Spectrum Chromatography (collectively, the Company) on Form 10-QSB for the quarter ended June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Brian A. Watts, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1.       the Report fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002.

/s/ Brian A. Watts
-------------------------------------
Brian A. Watts
Chief Financial Officer
Spectrum Laboratories, Inc.